  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1998
                                                REGISTRATION NO. 333-________
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                  ------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                              SILICON VALLEY GROUP, INC.

                 (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

              Delaware                             94-2264681
     ------------------------           ----------------------------------
     (State of Incorporation)           (I.R.S Employer Identification No.)

                                   101 METRO DRIVE
                              SAN JOSE, CALIFORNIA 95110
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       TINSLEY LABORATORIES, INC. 1993 INCENTIVE STOCK OPTION PLAN, AS AMENDED
           TINSLEY LABORATORIES, INC. NONQUALIFIED STOCK OPTION AGREEMENTS
                               (FULL TITLE OF THE PLAN)

                                 -------------------

                                 RUSSELL G. WEINSTOCK
                 VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                              SILICON VALLEY GROUP, INC.
                                   101 METRO DRIVE
                              SAN JOSE, CALIFORNIA 95110
                                    (408) 441-6700
              (Name, address and telephone number of agent for service)

                                 -------------------

                                       COPIES:
                                 AARON J. ALTER, ESQ.
                                 PAUL B. SHINN, ESQ.
                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION
                                  650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304-1050
                                    (415) 493-9300

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF      AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED      PER SHARE(1)           PRICE         REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Common Stock
$0.01 Par Value

Outstanding under                106,427      $4.17-$11.37        $766,274.40           $226.05
Tinsley Laboratories, Inc.
1993 Incentive Stock Option
Plan, as amended.

Outstanding under
Tinsley Laboratories, Inc.
Nonqualified Stock Option
Agreements with:

Daniel J. Bajuk                  24,398          $4.17            $101,739.66            $30.01
James A. Kennon                  24,266          $4.17            $101,189.22            $29.85
Robert N. Kestner                12,529          $4.17             $52,245.93            $15.41
Robert J. Aronno                 19,782          $5.31            $105,042.42            $30.99
Stephen L. Davenport              6,594          $5.31             $35,014.14            $10.33
Daniel  J. Duckhorn               6,594          $5.31             $35,014.14            $10.33
Stephen E. Globus                 6,594          $5.31             $35,014.14            $10.33
Steven E. Manios                  6,594          $5.31             $35,014.14            $10.33
John Kincade                      6,594          $5.31             $35,014.14            $10.33

Total:                          220,372     $4.17-$11.37        $1,301,562.33           $383.96

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

(1) Pursuant to the Agreement and Plan of Reorganization entered into as of September 9, 1997, by and among Silicon Valley Group, Inc., SV Acquisition, Inc. and Tinsley Laboratories, Inc., the Registrant assumed all of the outstanding options to purchase Common Stock of Tinsley Laboratories, Inc. under the Tinsley Laboratories, Inc. 1993 Incentive Stock Option Plan, as amended and Tinsley Laboratories, Inc. Nonqualified Stock Option Agreements, and such options became exercisable to purchase shares of Registrant's Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such assumed option.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                              SILICON VALLEY GROUP, INC.
                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) Registrant's current report on Form 8-K dated March 18, 1997, filed pursuant to Section 13 of the 1934 Act.

          (c) The description of the Company's Common Stock to be offered hereby, which is incorporated by reference to the Company's Registration Statement on Form 8-A filed pursuant to Section 13 of the 1934 Act on November 23, 1983, as amended by subsequently filed 1934 Act reports.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES.

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Inapplicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its officers, directors, employees or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section VIII of the Restated Certificate of Incorporation of the Company provides for indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law and Article VI of the Bylaws of the Company provides for indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

     The Company maintains policies of insurance under which directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers. The Company has also entered into agreements with its directors and officers to provide indemnification and advancement of expenses under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

          Inapplicable.

ITEM 8.        EXHIBITS.
   Exhibit
   Number
   ------
     4.1 Tinsley Laboratories, Inc. 1993 Incentive Stock Option Plan, as amended.

     4.2 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Daniel J. Bajuk, dated February 4, 1993.

     4.3 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and James A. Kennon, dated February 4, 1993.

     4.4 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Robert N. Kestner, dated February 4, 1993.

     4.5 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Robert J. Aronno, dated July 3, 1995.

     4.6 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Stephen J. Davenport, dated July 3, 1995.

     4.7 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Daniel J. Duckhorn, dated July 3, 1995.

     4.8 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Stephen E. Globus, dated July 3, 1995.

     4.9 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Steven E. Manios, dated July 3, 1995.

     4.10 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and John Kincade, dated July 3, 1995.

     5.1   Opinion of counsel as to legality of securities being registered.

     23.1  Consent of Deloitte & Touche, LLP, independent auditors.

     23.2  Consent of Counsel (contained in Exhibit 5.1 hereto).

     24.1  Power of Attorney (see p. II-4).


ITEM 9.        UNDERTAKINGS.

               (a)  Rule 415 Offering.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective, amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Silicon Valley Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 8th day of January, 1998.

                              SILICON VALLEY GROUP, INC.


                              By:    /s/ Russell G. Weinstock
                                  --------------------------------------------
                                   Russell G. Weinstock
                                   Vice President, Finance and Chief Financial
                                   Officer


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Papken S. Der Torossian and Russell G. Weinstock, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                          Title                         Date
       ---------                          -----                         ----
/s/ Papken S. Der Torossian     Chief Executive Officer               January 8, 1998
------------------------------  and Director
(Papken S. Der Torossian)       (Principal Executive Officer)



/s/ Russell G. Weinstock        Chief Financial Officer (Principal    January 8, 1998
------------------------------  Financial Officer and Principal
(Russell G. Weinstock)          Accounting Officer)



/s/ William A. Hightower
------------------------------  Director, President and COO           January 8, 1998
(William A. Hightower)


------------------------------  Director
(William L. Martin)

/s/ Nam P. Suh
------------------------------  Director                              January 8, 1998
(Nam P. Suh)

/s/ Lawrence Tomlinson
------------------------------  Director                              January 8, 1998
(Lawrence Tomlinson)

                             SILICON VALLEY GROUP, INC.

                          REGISTRATION STATEMENT ON FORM S-8


                                  INDEX TO EXHIBITS


  Exhibit
  Number                              Description
  ------                        ------------------------

     4.1   Tinsley Laboratories, Inc. 1993 Incentive Stock Option Plan.

     4.2 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Daniel J. Bajuk, dated February 4, 1993.

     4.3 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and James A. Kennon, dated February 4, 1993.

     4.4 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Robert N. Kestner, dated February 4, 1993.

     4.5 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Robert J. Aronno, dated July 3, 1995.

     4.6 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Stephen J. Davenport, dated July 3, 1995.

     4.7 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Daniel J. Duckhorn, dated July 3, 1995.

     4.8 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Stephen E. Globus, dated July 3, 1995.

     4.9 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and Steven E. Manios, dated July 3, 1995.

     4.10 Nonqualified Stock Option Agreement between Tinsley Laboratories, Inc. and John Kincade, dated July 3, 1995.

     5.1   Opinion of counsel as to legality of securities being registered.

     23.1  Consent of Deloitte & Touche, LLP, independent auditors.

     23.2  Consent of Counsel (contained in Exhibit 5.1 hereto).

     24.1  Power of Attorney (see p. II-4).